Filed in the Office of	Business Number E0386662009-6
Barbara K. Cegavske	Filing Number 20222817766
Secretary of State State Of Nevada	Filed On 12/15/2022 12:07:00 PM
	Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Cosmos Holdings Inc.

Entity or Nevada Business Identification Number (NVID): NV20091458416

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 98 %

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Article 1 and 3* (attach additional page(s) if necessary)
6. Signature: (Required)	X DocuSigned by: Grigorios Siokas — Grigorios Siokas, Chief Exective Office Signature of Officer or Authorized Signer — Title X DocuSigned by: Georgios Terzis — Georgios Terzis, Chief Financial Office Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

*As per Article 3 information is included with regard to the reverse stock split.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF COSMOS HOLDINGS INC.

Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes (the "**NRS**"), the undersigned corporation adopts the following Amendment to the Articles of Incorporation.

I. AMENDMENT TO THE ARTICLES OF INCORPORATION.

Article 1 of the Articles of Incorporation is amended as follows:

1. **NAME OF CORPORATION.** The name of the corporation is Cosmos Health Inc. (the "**Corporation**").

Article 3 of the Articles of Incorporation is amended as follows:

3. **AUTHORIZED STOCK (number of shares the Corporation is authorized to issue).**

Number of shares par value: 300,000,000 Common

100,000,000 Preferred

400,000,000

Par value per share $: .001

Number of shares without par value: -

Upon the filing and effectiveness (the "Effective Time") pursuant to the NRS of this Certificate of Amendment to the Articles of Incorporation of the Corporation, each twenty-five (25) shares of Common Stock and Preferred Stock (collectively, "Stock") issued and outstanding (including Treasury Shares) immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified, combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock and Preferred Stock, respectively (the "Reverse Stock Split"). The par value of the Stock following the Reverse Stock Split shall remain at $.001 per share. No fractional shares shall be issued in connection with the Reverse Stock Split as fractional shares shall be rounded down.

Each certificate that, immediately prior to the Effective Time, represented shares of Stock ("Old Certificates") shall thereafter represent that number of shares of Stock into which the shares of Stock represented by the Old Certificates shall have been combined, subject to the elimination of fractional share interests as described above; provided, however, that each person of record holding a certificate or book entry position that represented shares of Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Stock

receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Stock after the Effective Time into which the shares of Stock formerly represented by such certificate or book entry position shall have been reclassified.

II. **STOCKHOLDER APPROVAL.** This Certificate of Amendment to the Articles of Incorporation has been approved by the Stockholders pursuant to the NRS.

III. **EFFECTIVE DATE OF FILING.** This Certificate of Amendment to the Articles of Incorporation shall be effective on the day it is filed with the Secretary of State.

IN TESTIMONY HEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation as of December 15, 2022.

Date: December 15, 2022

DocuSigned by:
Grigorios Siokas

Grigorios Siokas
Chief Executive Officer